UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2015

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of     Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2014, the Federal Home Loan Bank of Indianapolis (“Bank”) announced that Jonathan R. West, then Executive Vice President - Chief Operating Officer, Business Operations, had resigned his position at the Bank, effective December 31, 2014. The Bank previously disclosed this matter in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 31, 2014. Under SEC rules, Mr. West was a Named Executive Officer (“NEO”) of the Bank at the end of the Bank’s last completed fiscal year.

Under the Bank’s current compensation and benefits arrangements and a Separation and Release Agreement entered into effective January 8, 2015 between Mr. West and the Bank (“Separation Agreement”), Mr. West is entitled to certain compensation and benefits following the termination of his employment. He will also receive his pro rata base salary for any accrued but unused vacation.

Pursuant to the Separation Agreement and the Bank’s Severance Pay Plan, Mr. West will receive a lump-sum severance payment of $400,010, less applicable taxes and deductions, which represents 52 weeks of his annual base salary. Mr. West will also receive a lump-sum payment of $19,386.72, less applicable taxes and deductions, which represents the approximate equivalent of the cost of his group health, dental, and vision benefit continuation coverage for twelve months. In addition, Mr. West will be offered outplacement services, to be initiated by Mr. West by February 1, 2015 and provided by a third-party consultant (subject to a cap of $5,500).

Mr. West and the Bank are parties to a Key Employee Severance Agreement dated December 1, 2007 (“KESA”). Mr. West may be entitled to compensation under the KESA if, within twelve months following the termination of his employment, the Bank were to enter into a definitive agreement of reorganization (generally involving a merger or consolidation, a sale or transfer of the Bank’s business and/or assets, a change in the voting power of ownership interests or a liquidation or dissolution of the Bank). Any compensation payable to Mr. West under the KESA would take into account the severance payment described above, and would be subject to review and non-objection by the Federal Housing Finance Agency (“FHFA”).

Mr. West is eligible to receive awards of incentive compensation under the Bank’s Incentive Plan established for 2012 and subsequent years (as amended, “Incentive Plan”). Specifically, Mr. West is eligible to receive a lump sum payment of an Annual Award based on the Bank’s achievement of certain performance goals for 2014. In addition, Mr. West is eligible to receive a lump sum payment of a Gap Year Award based on the Bank’s achievement of certain performance goals for 2012, 2013 and 2014. Mr. West is also eligible to receive lump sum payments of Deferred Awards (which were awarded in 2012, 2013 and 2014), contingent upon the Bank’s achievement of certain performance goals for each of the years 2012 through 2017, as applicable. The Bank’s levels of achievement for certain performance goals that were established for 2014 have not yet been calculated.

Payments of the Annual Award, the Gap Year Award and the Deferred Awards to Mr. West and other eligible participants are subject to the terms and conditions set forth in the Incentive Plan. These payments are expected to be made to Mr. West and other eligible participants not later than March 15, 2015 (as to the 2014 Annual Award and the Gap Year Award), and on or about March 15 of 2016, 2017 and 2018 (as to the 2012, 2013 and 2014 Deferred Awards, respectively), subject to the Bank’s achievement of certain performance goals as noted above). Moreover, all payments under the Incentive Plan are subject to review by the Bank’s internal and external auditors and, in the case of NEOs, review and non-objection by FHFA.

Mr. West is also entitled to receive benefits provided by the Bank’s Defined Benefit Pension Plan (“DB Plan”) and the Bank’s Supplemental Executive Retirement Plans (“SERP” and “409A SERP”). The DB Plan, SERP and 409A SERP provide benefits based on a combination of a participant’s length of service, age and annual compensation.

Mr. West also participated in the Bank’s Defined Contribution Plan (“DC Plan”), a retirement savings plan qualified under the Internal Revenue Code (Section 401(k)) and available to all Bank employees. Under the DC Plan, the Bank matches participant contributions up to specified limits.

Except as provided in the Separation Agreement, the Bank did not enter into any new compensation plan, contract or arrangement with Mr. West in connection with the termination of his employment.

The foregoing summaries of the Separation Agreement and Severance Pay Plan are qualified in their entirety by reference to the agreement and plan. The foregoing summaries of the KESA, Incentive Plan, DB Plan, SERP, 409A SERP and DC Plan are qualified in their entirety by reference to the agreement and plans as described in and made a part of the Bank’s Annual Report on Form 10-K, filed with the SEC on March 15, 2014.
Safe Harbor Statement
This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or the negative of these terms or comparable terminology. Any forward-looking statement contained in this document reflects our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.
Any forward-looking statement contained in this document speaks only as of the date on which it was made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2015

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President-General Counsel, Business Operations